Exhibit 99.1

news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033
For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation Reports First-Quarter 2023 Earnings

•Announces 2023 first-quarter reported earnings (GAAP) per share of $0.39.
•Achieves 2023 first-quarter ongoing earnings per share of $0.48 vs. $0.41 in 2022.
•Reaffirms 2023 ongoing earnings forecast of $1.50 to $1.65 per share, with a midpoint of $1.58.
•Reaffirms projected annual earnings per share and dividend growth of 6% to 8% through at least 2026.

ALLENTOWN, Pa. (May 4, 2023) - PPL Corporation (NYSE: PPL) today announced first-quarter 2023 reported earnings (GAAP) of $285 million, or $0.39 per share, compared with first-quarter 2022 reported earnings of $273 million, or $0.37 per share.
Adjusting for special items, first-quarter 2023 earnings from ongoing operations (non-GAAP) were $352 million, or $0.48 per share, compared with $305 million, or $0.41 per share, a year ago.
Special items in the first quarters of 2023 and 2022 primarily included integration and related expenses associated with the acquisition of Rhode Island Energy.
“We remain confident in delivering our 2023 ongoing earnings forecast despite the mild winter weather in the first quarter,” said PPL President and Chief Executive Officer Vincent Sorgi.
PPL’s 2023 forecast range for ongoing earnings, reaffirmed today, is $1.50 to $1.65 per share, with a midpoint of $1.58 per share.
“We also remain on track to invest nearly $2.5 billion in infrastructure this year that benefits both customers and shareowners as we continue to advance our strategy to create the utilities of the future,” said Sorgi. “During the quarter, we achieved positive outcomes in our first infrastructure, safety and reliability filings in Rhode Island, while making great progress in our integration of Rhode Island Energy. We also continued to engage Kentucky stakeholders as we seek regulatory approval to replace 1,500 megawatts of aging coal generation with reliable, least-cost, cleaner energy sources by 2028.
“As we build on our track record of execution, we remain confident in our ability to deliver top-tier earnings per share and dividend growth of 6% to 8% a year through at least 2026 without issuing equity and while maintaining our strong credit profile,” said Sorgi.
In addition, PPL today reaffirmed its plans to invest $12 billion in infrastructure improvements over the next four years as it seeks to modernize its electric and gas networks and replace the retiring generation in Kentucky. PPL said it also remains confident in its plan to achieve at least $175 million in annual operation and maintenance savings by 2026.

First-Quarter 2023 Earnings Details

As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). "Earnings from ongoing operations" is a non-GAAP financial measure that is adjusted for special items. See the tables at the end of this news release for a reconciliation of reported earnings (net income) to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per share amounts)	1st Quarter
	2023	2022	Change
Reported earnings	$285	$273	4%
Reported earnings per share	$0.39	$0.37	5%

	1st Quarter
	2023	2022	Change
Earnings from ongoing operations	$352	$305	15%
Earnings from ongoing operations per share	$0.48	$0.41	17%

First-Quarter 2023 Earnings by Segment(1)

	1st Quarter
Per share	2023	2022
Reported earnings
Kentucky Regulated	$0.22	$0.25
Pennsylvania Regulated	0.19	0.19
Rhode Island Regulated	0.08	—
Corporate and Other	(0.10)	(0.07)
Total	$0.39	$0.37

	1st Quarter
	2023	2022
Special items (expense) benefit
Kentucky Regulated	$—	$(0.01)
Pennsylvania Regulated	—	—
Rhode Island Regulated	(0.02)	—
Corporate and Other	(0.07)	(0.03)
Total	$(0.09)	$(0.04)

	1st Quarter
	2023	2022
Earnings from ongoing operations
Kentucky Regulated	$0.22	$0.26
Pennsylvania Regulated	0.19	0.19
Rhode Island Regulated	0.10	—
Corporate and Other	(0.03)	(0.04)
Total	$0.48	$0.41

(1) Kentucky holding company costs for intercompany financing activity are now presented in Corporate and Other beginning on January 1, 2023. Prior periods have been adjusted to reflect this change.

Key Factors Impacting Earnings

In addition to the segment drivers outlined below, PPL’s reported earnings in the first quarter of 2023 included net special-item after-tax charges of $67 million or $0.09 per share, primarily attributable to integration and related expenses associated with the acquisition of Rhode Island Energy. Reported earnings in the first quarter of 2022 included net special-item after-tax charges of $32 million, or $0.04 per share, primarily attributable to integration expenses associated with the acquisition of Rhode Island Energy.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.
Reported earnings in the first quarter of 2023 decreased by $0.03 per share compared with a year ago. Earnings from ongoing operations in the first quarter of 2023 decreased by $0.04 per share compared with a year ago. Factors driving earnings results primarily included lower sales volumes due to mild winter weather and higher financing costs, partially offset by lower operation and maintenance expense.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings and earnings from ongoing operations for the first quarter of 2023 were even compared with a year ago. Factors driving earnings results primarily included increased transmission revenue and distribution regulatory rider recovery offset by lower sales volumes due to mild winter weather and higher financing costs.

Rhode Island Regulated Segment
PPL’s Rhode Island Regulated segment consists of the regulated electricity and natural gas operations of Rhode Island Energy, which was acquired on May 25, 2022.
The Rhode Island Regulated Segment reported earnings of $0.08 per share in the first quarter of 2023 and contributed $0.10 per share to PPL's earnings from ongoing operations.

Corporate and Other
PPL’s Corporate and Other category primarily includes financing costs incurred at the corporate level, certain non-recoverable costs resulting from commitments made to the Rhode Island Division of Public Utilities and Carriers and the Rhode Island Attorney General’s Office in conjunction with the acquisition of Rhode Island Energy, and certain other unallocated costs.
Reported earnings in the first quarter of 2023 decreased by $0.03 per share from a year ago. Earnings from ongoing operations in the first quarter of 2023 increased by $0.01 per share from a year ago primarily from lower operation and maintenance expense and other factors, partially offset by higher financing costs.

2023 Earnings Forecast

PPL's 2023 earnings from ongoing operations forecast range is $1.50 to $1.65, with a midpoint of $1.58 per share.
Earnings from ongoing operations is a non-GAAP measure that could differ from reported earnings due to special items that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations. PPL management is not able to forecast whether any of these factors will occur or whether any amounts will be reported for future periods. Therefore, PPL is not able to provide an equivalent GAAP measure for earnings guidance.
See the table at the end of this news release for a complete reconciliation of the earnings forecast.

About PPL
PPL Corporation (NYSE: PPL), based in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to 3.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

# # #

(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2023 financial results at 11 a.m. Eastern time on
Thursday, May 4. The call will be webcast live, in audio format, together with slides of the presentation. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call. Interested individuals can access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following "Elite Entry" number to join the conference: 2468382. Callers can access the webcast link at www.pplweb.com/investors under “Events.”
# # #

Management utilizes “Earnings from Ongoing Operations” or "Ongoing Earnings" as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management's view of PPL's earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•Gains and losses on sales of assets not in the ordinary course of business.
•Impairment charges.
•Significant workforce reduction and other restructuring effects.
•Acquisition and divestiture-related adjustments.
•Significant losses on early extinguishment of debt.
•Other charges or credits that are, in management's view, non-recurring or otherwise not reflective of the company's ongoing operations.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: asset or business acquisitions and dispositions; pandemic health events or other catastrophic events and their effect on financial markets, economic conditions and our businesses; market demand for energy in our service territories; weather conditions affecting customer energy usage and operating costs; volatility in or the impact of other changes in financial markets, commodity prices and economic conditions, including inflation; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in jurisdictions where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION(1)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$460	$356
Accounts receivable	1,154	1,046
Unbilled revenues	443	552
Fuel, materials and supplies	434	443
Regulatory assets	313	258
Other current assets	234	169
Property, Plant and Equipment
Regulated utility plant	37,276	36,961
Less: Accumulated depreciation - regulated utility plant	8,580	8,352
Regulated utility plant, net	28,696	28,609
Non-regulated property, plant and equipment	63	92
Less: Accumulated depreciation - non-regulated property, plant and equipment	22	46
Non-regulated property, plant and equipment, net	41	46
Construction work in progress	1,720	1,583
Property, Plant and Equipment, net	30,457	30,238
Noncurrent regulatory assets	1,820	1,819
Goodwill and other intangibles	2,558	2,561
Other noncurrent assets	429	395
Total Assets	$38,302	$37,837

Liabilities and Equity
Short-term debt	$—	$985
Long-term debt due within one year	104	354
Accounts payable	1,133	1,201
Other current liabilities	1,243	1,249
Long-term debt	14,481	12,889
Deferred income taxes and investment tax credits	3,208	3,124
Accrued pension obligations	185	206
Asset retirement obligations	127	138
Noncurrent regulatory liabilities	3,419	3,412
Other deferred credits and noncurrent liabilities	366	361
Common stock and additional paid-in capital	12,318	12,325
Treasury stock	(950)	(967)
Earnings reinvested	2,788	2,681
Accumulated other comprehensive loss	(123)	(124)
Noncontrolling interests	3	3
Total Liabilities and Equity	$38,302	$37,837

(1)    The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended March 31,
	2023	2022
Operating Revenues	$2,415	$1,782

Operating Expenses
Operation
Fuel	201	212
Energy purchases	734	352
Other operation and maintenance	559	433
Depreciation	313	271
Taxes, other than income	110	60
Total Operating Expenses	1,917	1,328

Operating Income	498	454

Other Income (Expense) - net	30	—

Interest Expense	164	107

Income Before Income Taxes	364	347

Income Taxes	79	74

Net Income	$285	$273

Earnings Per Share of Common Stock:
Basic and Diluted
Net Income Available to PPL Common Shareowners	$0.39	$0.37

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	736,829	735,503
Diluted	737,698	736,184

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$285	$273
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	313	271
Amortization	17	7
Deferred income taxes and investment tax credits	77	39
Other	(10)	7
Change in current assets and current liabilities
Accounts receivable	(94)	(38)
Accounts payable	(63)	4
Unbilled revenues	109	28
Fuel, materials and supplies	10	42
Prepayments	(83)	(75)
Taxes payable	(42)	(4)
Regulatory assets and liabilities, net	(46)	(41)
Accrued interest	67	57
Other	(14)	(53)
Other operating activities
Defined benefit plans - funding	(3)	(3)
Other	(93)	(12)
Net cash provided by operating activities	430	502

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(499)	(427)
Other investing activities	(4)	—
Net cash used in investing activities	(503)	(427)

Cash Flows from Financing Activities
Issuance of long-term debt	3,127	—
Retirement of long-term debt	(1,750)	—
Payment of common stock dividends	(171)	(306)
Net increase (decrease) in short-term debt	(985)	916
Other financing activities	(44)	(7)
Net cash provided by financing activities	177	603

Net Increase in Cash, Cash Equivalents and Restricted Cash	104	678
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	357	3,572
Cash, Cash Equivalents and Restricted Cash at End of Period	$461	$4,250

Supplemental Disclosures of Cash Flow Information
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at March 31,	$257	$236

Operating - Electricity Sales (Unaudited)(1)

	Three Months Ended March 31,
			Percent
(GWh)	2023	2022	Change

PA Regulated Segment
Retail Delivered	9,442	10,157	(7.0)%

KY Regulated Segment
Retail Delivered	6,976	7,629	(8.6)%
Wholesale(2)	109	196	(44.4)%
Total	7,085	7,825	(9.5)%

Total	16,527	17,982	(8.1)%

(1) Excludes Rhode Island Energy’s electricity sales as revenues are decoupled from volumes delivered.
(2) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2023	(millions of dollars)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$166	$138	$54	$(73)	$285
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $0	—	—	—	(1)	(1)
Strategic corporate initiatives, net of tax of $0, $0(2)	(1)	—	—	(1)	(2)
Acquisition integration, net of tax of $5, $12(3)	—	—	(17)	(44)	(61)
PA tax rate change	—	1	—	—	1
Sale of Safari Holdings, net of tax of $0(4)	—	—	—	(4)	(4)
Total Special Items	(1)	1	(17)	(50)	(67)
Earnings from Ongoing Operations	$167	$137	$71	$(23)	$352

	(per share - diluted)
	KY	PA	RI	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.22	$0.19	$0.08	$(0.10)	$0.39
Less: Special Items (expense) benefit:
Acquisition integration(3)	—	—	(0.02)	(0.06)	(0.08)
Sale of Safari Holdings(4)	—	—	—	(0.01)	(0.01)
Total Special Items	—	—	(0.02)	(0.07)	(0.09)
Earnings from Ongoing Operations	$0.22	$0.19	$0.10	$(0.03)	$0.48

(1) Reported Earnings represents Net Income.
(2) Represents costs primarily related to PPL’s corporate centralization efforts.
(3) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(4) Final closing adjustments related to the sale of Safari Holdings.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2022	(millions of dollars)
	KY	PA	Corp.
	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$189	$143	$(59)	$273
Less: Special Items (expense) benefit:
Talen litigation costs, net of tax of $1	—	—	(4)	(4)
Strategic corporate initiatives, net of tax of $1, $1(2)	(4)	—	(4)	(8)
Acquisition integration, net of tax of $6(3)	—	—	(21)	(21)
Solar panel impairment, net of tax of $0	—	—	1	1
Total Special Items	(4)	—	(28)	(32)
Earnings from Ongoing Operations	$193	$143	$(31)	$305

	(per share - diluted)
	KY	PA	Corp.
	Reg.	Reg.	& Other	Total
Reported Earnings(1)	$0.25	$0.19	$(0.07)	$0.37
Less: Special Items (expense) benefit:
Strategic corporate initiatives(2)	(0.01)	—	—	(0.01)
Acquisition integration(3)	—	—	(0.03)	(0.03)
Total Special Items	(0.01)	—	(0.03)	(0.04)
Earnings from Ongoing Operations	$0.26	$0.19	$(0.04)	$0.41

(1) Reported Earnings represents Net Income.
(2) Represents costs primarily related to PPL’s corporate centralization efforts.
(3) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.

Reconciliation of PPL's Earnings Forecast
After-Tax (Unaudited)
(per share - diluted)

	2023 Forecast Range
	Midpoint	High	Low
Estimate of Reported Earnings	$1.49	$1.56	$1.41
Less: Special Items (expense) benefit:(1)
Acquisition integration(2)	(0.08)	(0.08)	(0.08)
Sale of Safari Holdings(3)	(0.01)	(0.01)	(0.01)
Total Special Items	(0.09)	(0.09)	(0.09)
Forecast of Earnings from Ongoing Operations	$1.58	$1.65	$1.50

(1) Reflects only special items recorded through March 31, 2023. PPL is not able to forecast special items for future periods.
(2) Primarily integration and related costs associated with the acquisition of Rhode Island Energy.
(3) Final closing adjustments related to the sale of Safari Holdings.